EXHIBIT 99.1
Unaudited Pro Forma Financial Data
The pro forma data gives pro forma effect as described below to the following transactions:
•	the use of proceeds from the sale on July 28, 2008 of our Bozzano brand, a non-core men’s hair care and shaving line of products in the Brazilian market, and certain other non-core brands, including Juvena and Aquamarine, to repay $63.0 million in aggregate principal amount of the Senior Subordinated Term Loan, which loan we entered into on January 30, 2008 and used the proceeds to repay the $167.4 million in aggregate principal amount outstanding under our 85/8% Senior Subordinated Notes on their February 1, 2008 maturity date (such transaction is referred to as the “2008 Debt Reduction Transactions”);

•	in connection with consummating the Exchange Offer, the amendment of the terms of the Senior Subordinated Term Loan Agreement to extend the maturity date on the $48.6 million Contributed Loan from August 2010 to October 8, 2013, to change the annual interest rate on the Contributed Loan from 11% to 12.75%, to extend the maturity date on the $58.4 million principal amount of the Non-Contributed Loan from August 2010 to October 8, 2014 and to change the annual interest rate on the Non-Contributed Loan from 11% to 12% (such transactions are referred to as the “Exchange Offer Transactions”);

•	the repurchases from January through October 2009 of an aggregate principal amount of $49.5 million of the 9 1/2% Senior Notes for $40.9 million of cash. As a result of these repurchases, we recorded a gain of $7.8 million through October 2009, which is the net of the write off of the ratable portion of unamortized debt discount and deferred financing fees (such transactions are referred to as the “2009 Repurchase Transactions”); and

•	the November 2009 Transactions, which include the Tender Offer (for which we have assumed that 100% of the outstanding 9 1/2% Senior Notes will have been validly tendered and not withdrawn at or prior to the Early Tender Date), this offering and the related refinancing and repayment of our existing 9 1/2% Senior Notes (the Exchange Offer Transactions, the 2009 Repurchase Transactions and the November 2009 Transactions are referred to in this offering memorandum collectively as the “2009 Financing Transactions”).
The Pro Forma Statement of Operations Data for the year ended December 31, 2008 shows the incremental pro forma effect of the 2008 Debt Reduction Transactions described in the bullets above and the 2009 Financing Transactions, in each case, as if such transactions had been consummated on January 1, 2008.
The Pro Forma Statement of Operations Data for the nine months ended September 30, 2009 shows the incremental pro forma effect of the 2009 Financing Transactions as if such transactions had been consummated on January 1, 2008. The Pro Forma Statement of Operations Data for the nine months ended September 30, 2009 does not include adjustments for the pro forma effect of the 2008 Debt Reduction Transactions, as these transactions are reflected in the historical results.
The Pro Forma Balance Sheet Data as of September 30, 2009 gives pro forma effect to the net impact of the 2009 Financing Transactions (other than the use of $31.0 million to repurchase an aggregate principal amount of $39.5 million of the 9 1/2% Senior Notes from January 1, 2009 through September 30, 2009) as if such transactions had occurred on September 30, 2009.
The adjustments reflected in the unaudited pro forma condensed financial statements are based upon available information and certain estimates and assumptions. Actual results may differ from the pro forma adjustments and from the estimates and assumptions used. We believe that the estimates and assumptions used provide a reasonable basis for presenting the effects of the 2009 Financing Transactions. We also believe that the pro forma adjustments give appropriate effect to these estimates and assumptions and are applied in conformity with U.S. generally accepted accounting principles.
The pro forma adjustments made in connection with the development of the pro forma information do not purport to be indicative of our results of continuing operations or our financial position that actually would have occurred had such transactions been consummated on the aforementioned dates. The pro forma financial data is not intended to indicate the results that may be expected for any future period.
The pro forma data should be read in conjunction with our consolidated financial statements and the related notes to those financial statements included in the documents incorporated by reference in this offering memorandum.

	Pro Forma Income Statement
	Year Ended December 31, 2008
		Adjustments related to the	Pro Forma 2008 Debt
		2008 Debt Reduction	Reduction
		Transactions & 2009	Transactions & 2009
	As Reported	Financing Transactions (a)	Financing Transactions
			(Unaudited)
		(Dollars in millions)
Net Sales	$1,346.8	$—	$1,346.8
Cost of sales	490.9	—	490.9

Gross profit	855.9	—	855.9

Selling, general and administrative	701.6	—	701.6
Restructuring costs and other, net	(8.4)	—	(8.4)

Operating (loss) income	162.7	—	162.7

Other expenses (income):
Interest expense	119.7	(6.8)	112.9
Interest income	(0.7)	—	(0.7)
Amortization of debt issuance costs	5.6	(0.2)	5.4
Foreign currency losses, net	0.1	—	0.1
Miscellaneous, net	1.1	—	1.1

Other expenses, net	125.8	(7.0)	118.8

Income before income taxes	36.9	7.0	43.9
Provision for income taxes	(15.9)	0.1	(15.8)

Income from continuing operations	$21.0	$7.1	$28.1

Ratio of earnings to fixed charges (b)	1.3		1.4

(a)	Reflects the incremental pro forma effect of the 2008 Debt Reduction Transactions, as well as the pro forma effect of the 2009 Financing Transactions. The adjustments include:
•	a $6.8 million net decrease in interest expense, primarily due to: (i) a $4.7 million reduction of interest expense related to the 2008 Debt Reduction Transactions and (ii) a $3.6 million net reduction of interest expense related to the 2009 Repurchase Transactions and the November 2009 Transactions, partially offset by (iii) a $1.5 million net increase in interest expense related to the Exchange Offer Transactions; and

•	a $0.2 million net decrease in amortization of debt issuance costs, primarily driven by a $1.4 million decrease in amortization of debt issuance costs related to the extended term over which deferred financing costs related to the Senior Subordinated Term Loan will be amortized as a result of the Exchange Offer

Transactions, partially offset by $1.2 million of amortization of new debt issuance costs resulting from the issuance of the $330 million of % Senior Secured Notes.
The pro forma income statement as of December 31, 2008 does not include the impact of the payment of the $9.8 million premium to acquire all of the $340.5 million outstanding aggregate principal amount of the 9 1/2% Senior Notes. Such amount will be included in the results of operations in the period in which the 9 1/2% Senior Notes are acquired in the Tender Offer.
(b)	Earnings used in computing the ratio of earnings to fixed charges consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs, but not losses relating to the early extinguishment of debt and gain on repurchase of debt) and 33% of rental expense (considered to be representative of the interest factor). Earnings exceeded fixed charges by $36.9 million and $43.9 million as reported and on a pro forma basis, respectively, for the year ended December 31, 2008.

	Pro Forma Income Statement
	Nine Months Ended September 30, 2009
		Adjustments related to
		the 2009 Financing	Pro Forma 2009
	As Reported	Transactions (c)	Financing Transactions
			(Unaudited)
		(Dollars in millions)
Net Sales	$951.3	$—	$951.3
Cost of sales	349.5	—	349.5

Gross profit	601.8	—	601.8
Selling, general and administrative	465.0	—	465.0
Restructuring costs and other, net	21.4	—	21.4

Operating (loss) income	115.4	—	115.4

Other expenses (income):
Interest expense	71.1	(0.5)	70.6
Interest income	(0.4)	—	(0.4)
Amortization of debt issuance costs	4.2	0.6	4.8
Foreign currency losses, net	4.7	—	4.7
(Gain) on repurchase of debt	(7.8)	7.8	—
Miscellaneous, net	0.7	—	0.7

Other expenses, net	72.5	7.9	80.4

Income before income taxes	42.9	(7.9)	35.0
(Provision) benefit for income taxes	(0.6)	0.2	(0.4)

Income from continuing operations	$42.3	$(7.7)	$34.6

Ratio of earnings to fixed charges (d)	1.5		1.4

(c)	Reflects the pro forma effect of the 2009 Financing Transactions. The adjustments primarily include:
•	the $7.8 million reversal of the gain on the 2009 Repurchase Transactions;

•	a $0.6 million net increase in the amortization of the debt issuance costs, primarily driven by $1.5 million of amortization of the new debt issuance costs resulting from the issuance of the $330 million of % Senior Secured Notes, partially offset by a $0.9 million decrease in amortization of debt issuance costs related to the extended term over which deferred financing costs related to the Senior Subordinated Term Loan are amortized as a result of the Exchange Offer Transactions; and
•	a $0.5 million net decrease in interest expense, primarily due to a $1.7 million net reduction of interest expense related to the 2009 Repurchase Transactions and the November 2009 Transactions, partially offset by a $1.2 million net increase in interest expense related to the Exchange Offer Transactions.
The pro forma income statement as of September 30, 2009 does not include the impact of the payment of the $9.8 million premium to acquire in the Tender Offer all of the $340.5 million outstanding aggregate principal amount of the 9 1/2% Senior Notes. Such amount will be included in the results of operations in the period in which the 9 1/2% Senior Notes are acquired in the Tender Offer.
(d)	Earnings exceeded fixed charges by $42.9 million and $35.0 million as reported and on a pro forma basis, respectively, for the nine month period ended September 30, 2009.

	Pro Forma Balance Sheet
	September 30, 2009
		Adjustments related to
		the 2009 Financing	Pro Forma 2009
	As Reported	Transactions (e)	Financing Transactions
			(Unaudited)
		(Dollars in millions)
Current assets:
Cash and cash equivalents	$62.5	$(37.5)	$25.0
Trade receivables, less allowance for doubtful accounts	169.0	—	169.0
Inventories	136.4	—	136.4
Prepaid expenses and other	93.0	—	93.0

Total current assets	460.9	(37.5)	423.4
Property, plant and equipment, net	111.6	—	111.6
Other assets	81.1	10.9	92.0
Goodwill, net	182.5	—	182.5

Total assets	836.1	(26.6)	809.5

Current liabilities:
Short-term borrowings	1.7	—	1.7
Current portion of long-term debt	16.7	—	16.7
Accounts payable	71.4	—	71.4
Accrued expenses and other	222.8	(16.6)	206.2

Total current liabilities	312.6	(16.6)	296.0
Long-term debt — third parties.	1,147.8	4.2	1,152.0
Long-term debt — affiliates	107.0	—	107.0
Long-term pension	209.3	—	209.3
Other long-term liabilities	66.1	—	66.1
Stockholders’ deficiency:
Total stockholders’ deficiency	(1,006.7)	(14.2)	(1,020.9)

Total liabilities and stockholders’ deficiency	$836.1	$(26.6)	$809.5

(e)	Reflects the pro forma effect of the 2009 Financing Transactions at September 30, 2009, including:

•	a $37.5 million decrease in cash and cash equivalents as a result of: (i) the use of cash to repurchase an aggregate principal amount of $10.0 million of the 9 1/2% Senior Notes in October 2009; and (ii) the use of $27.5 million of cash in connection with the November 2009 Transactions, which is comprised of:
•	the effect of a refinancing of all of the remaining $340.5 million outstanding aggregate principal amount of the 9 1/2% Senior Notes, including the payment of $16.6 million of accrued interest and the $9.8 million premium required to acquire in the Tender Offer all of the remaining $340.5 million of the 9 1/2% Senior Notes; and

•	the payment of $14.2 million of fees and expenses incurred in connection with the issuance of the % Senior Secured Notes, with the foregoing partially offset by:
•	proceeds from the issuance of the $330 million aggregate principal amount of the % Senior Secured Notes; and

•	$23.6 million of cash from borrowings under the 2006 Bank Revolving Credit Facility.
•	a $14.2 million increase in stockholder’s deficiency which reflects the pro forma effect of: (i) the $9.8 million payment of the premium required to acquire in the Tender Offer all of the $340.5 million outstanding aggregate principal amount of the 9 1/2% Senior Notes; (ii) the write-off of $3.3 million of the remaining deferred financing costs associated with the 9 1/2% Senior Notes; and (iii) $1.1 million of accelerated amortization of the debt discount associated with the 9 1/2% Senior Notes, all related to acquiring in the Tender Offer all of the remaining $340.5 million aggregate principal amount of such notes.

•	a $10.9 million increase in other assets which reflects $14.2 million of fees and expenses incurred in connection with the issuance of the % Senior Secured Notes, partially offset by the write-off of $3.3 million of the remaining deferred financing costs related to acquiring in the Tender Offer all of the remaining $340.5 million aggregate principal amount of such notes.

•	a $4.2 million increase in indebtedness which reflects the net pro forma effect of:
•	the issuance of $330.0 million aggregate principal amount of the % Senior Secured Notes;

•	$23.6 million of cash from borrowings under the 2006 Bank Revolving Credit Facility required to effect such transactions; and

•	$1.1 million of accelerated amortization of the debt discount associated with the 9 1/2% Senior Notes related to acquiring in the Tender Offer all of the remaining $340.5 million aggregate principal amount of such notes, with the foregoing partially offset by:
•	the acquiring of the remaining $340.5 million aggregate principal amount of the 9 1/2% Senior Notes as of September 30, 2009; and

•	the repurchase of an aggregate principal amount of $10.0 million of the 9 1/2% Senior Notes in October 2009.
    The Exchange Offer Transactions did not have a pro forma impact on the balance sheet at September 30, 2009.